UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

Mobile Global Esports Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

500 Post Road East, 2nd Floor

Westport, CT 06880

(Address of principal executive offices)

Registrant’s telephone number, including area code: (475) 666-8401

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	MGAM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2024, the Nasdaq Stock Market, LLC (“Nasdaq”) issued a letter to Mobile Global Esports, Inc. (the “Company”) that since the Company has not held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, it no longer complies with Nasdaq’s Listing Rules (the “Rules”). Under the Rules, the Company now has 45 calendar days to submit a plan to regain compliance and, if accepted, Nasdaq can grant an exception of up to 180 calendar days form the fiscal year end, or until June 28, 2024, to regain compliance. The Company plans to timely submit a plan to regain compliance and has started the process to holding its annual meeting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2024, Kiki Benson, the CFO of the Company, resigned as CFO, effective immediately. On January 11, 2024, the Board of Directors of the Company appointed Mark J. Keeley as Chief Financial Officer of the Company on a consultancy basis. Ms. Benson has agreed to continue to work with the Company as a consultant.

Mr. Keeley is a former Big 4 Partner with over 35 years of domestic and international experience, including 15 years as a signing Partner with PricewaterhouseCoopers LLP and 10 years as a financial expert on the Board of Directors, as a Chief Financial Officer (CFO) and as an Independent Advisor for a number of private and public entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2024

MOBILE GLOBAL ESPORTS INC.

By:	/s/ Marco Welch
Marco Welch
Chairman

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